Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
AS ADOPTED PURSUANT TO SECTION 906 OF
THE SARBANES-OXLEY ACT OF 2004

In connection with the Quarterly Report of All Grade Mining, Inc. (the “Company”) on Form 10-Q for the quarter ending March 31, 2013, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gary Kouletas, President of the Company, respectfully certify, pursuant to 18 U.S.C. ss.1350, as adopted pursuant to ss.906 of the Sarbanes-Oxley Act of 2004, that:

That as Chief Executive Officer and Chief Financial Officer, I conducted an evaluation of the effectiveness of our internal control over financial reporting as of March 31, 2013. In making this evaluation, I used the framework in Internal Control – Integrated Framework issued by the Committee of Sponsoring Organizations of the Treadway Commission (COSO). Based on our evaluation under the framework in Internal Control – Integrated Framework, I concluded that our internal control over financial reporting was not effective as of March 31, 2013.

The Report fully complies with the requirements of the section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ Gary Kouletas
Gary Kouletas
President (Principal Executive and Financial Officer)

Date: 24 July 2013

This Certification is being furnished solely to accompany the Report pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed “filed” by the Company for purposes of Section 18 of the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, whether made before or after the date of this Report, irrespective of any general incorporation language contained in such filing.  A signed original of this written statement required by Section 906 has been provided to All Grade Mining, Inc. and will be retained by All Grade Mining, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.